Exhibit 99.1

Bright Horizons Family Solutions® Reports Second Quarter of 2013 Financial Results

WATERTOWN, August 8, 2013 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care and early education and other services designed to help employers and families address the challenges of work and life, today announced financial results for the second quarter of 2013.

Second quarter 2013 highlights (compared to second quarter 2012):

•	Revenue increased 15% to $311 million

•	Adjusted EBITDA* increased 18% to $57 million

•	Adjusted income from operations* rose 15% to $36 million

•	Adjusted net income* increased 99% to $23 million

•	Diluted adjusted earnings per pro forma common share* increased 59% to $0.35

Year to date June 30, 2013 highlights (compared to six months ended June 30, 2012):

•	Revenue increased 12% to $591 million

•	Adjusted EBITDA* increased 18% to $105 million

•	Adjusted income from operations* rose 14% to $66 million

•	Adjusted net income* increased 93% to $39 million

•	Diluted adjusted earnings per pro forma common share* increased 58% to $0.60

“We are pleased with our results this past quarter and through the first half of the year,” said David Lissy, Chief Executive Officer. “We continue to execute on our plan to grow organically as well as through strategic acquisitions that enhance our leadership in our field. Our full suite of solutions, including full service centers, back-up care and educational advisory services, continues to allow us to expand our relationships with the clients we serve and to help working families better integrate the challenges of work and life across key life stages. In April, we continued to expand our footprint in the UK with the addition of Kidsunlimited and, in July, we announced the completion of our acquisition of Children’s Choice, the third largest provider in the US employer-sponsored child care market. Both of these additions have allowed us to expand our center footprint and add new employer client relationships, as well as to add talented professionals to our team in the US and in the UK.”

Second quarter 2013 results

Revenue increased $39.4 million in the second quarter of 2013 from the second quarter of 2012 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

In the second quarter of 2013, adjusted EBITDA increased $8.8 million and adjusted income from operations increased $4.7 million from the second quarter of 2012 primarily as a result of the $10.9 million increase in gross profit, partially offset by increases in selling, general and administrative expenses (“SG&A”), including investments in technology and marketing to support the growth of the business, and incremental overhead costs from Kidsunlimited. Enrollment gains in mature and ramping centers, contributions from new child care centers, as well as back-up dependent care and educational advisory clients that have been added since the second quarter of 2012, coupled with strong cost management have driven gross margin improvement from 23.8% in the second quarter of 2012 to 24.3% in 2013.

In 2013, the Company incurred $1.8 million in transaction costs related to the acquisition of Kidsunlimited, including $0.3 million in the second quarter. In the second quarter of 2012, the Company recognized $15.1 million of stock compensation expense in connection with an exchange of existing stock options for replacement stock options. Income from operations was therefore $35.4 million for the second quarter of 2013 compared to $16.1 million in the same 2012 period, and net income was $24.5 million for the second quarter of 2013 compared to a net loss of $1.9 million in 2012. Adjusted net income increased by $11.5 million, or 99%, to $23.1 million as compared to the second quarter of 2012, on expanded adjusted operating income and lower interest expense. Diluted adjusted earnings per pro forma common share was $0.35, compared to $0.22 in the second quarter of 2012, an increase of 59%.

As of June 30, 2013, the Company operated 830 early care and education centers with the capacity to serve 92,800 children and families, a 6% increase in capacity since June 30, 2012.

*	Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013 (the “IPO and refinancing”), and the secondary offering that was completed in June 2013, expenses associated with completed acquisitions, and the Sponsor management agreement termination fee. Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offering, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement termination fee, IPO and refinancing expenses, secondary offering expense, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures,” “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” and “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Balance Sheet and Cash Flow

During the six months ended June 30, 2013, the Company generated approximately $98 million of cash flow from operations compared to $90 million for the same period in 2012 and invested $40 million in fixed assets and $64 million in acquired businesses. Net cash provided by financing activities totaled $35 million in the six months ended June 30, 2013. The Company raised $235 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness under its senior notes, senior subordinated notes, Tranche B term loans, and Series C new term loans with the proceeds from the IPO and proceeds from the issuance of $790 million in new secured term loans. The Company did not sell any additional shares in the secondary offering completed in June 2013. During the six month period ending June 30, 2013, the Company’s cash and cash equivalents increased by $29 million to $63 million and the net debt position declined $169 million to $704 million at June 30, 2013.

2013 Outlook

As described below, the Company is updating certain targets regarding its 2013 expectations to reflect its results through June 30, 2013.

•	Overall revenue growth in 2013 in the range of 12-14%

•	Adjusted EBITDA growth in 2013 in the range of 14-17%

•	Adjusted net income in 2013 in the range of $77 to $79 million

•	Diluted adjusted earnings per pro forma common share in 2013 in the range of $1.17 to $1.21

In addition, for the full year in 2013, the Company estimates that pro forma diluted weighted average shares will approximate 66 million shares, comprised of approximately 62.8 million shares for the first six months of 2013 and approximately 67 million shares for the remainder of 2013. This includes the 11.6 million common shares issued in connection with the IPO in the first quarter of 2013 and assumes the conversion of the Class L shares into common shares as if that conversion occurred on January 1, 2013.

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784 or, for international callers, 1-201-689-8560, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy. Replays of the entire call will be available through August 16, 2013 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 417237. A webcast of the conference call will also be available through the Investor Relations section of the Company’s web site, www.brighthorizons.com. A copy of this press release is available on the web site.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 26, 2013. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share – which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations”.

On January 30, 2013, the Company completed its IPO in which 11.6 million shares of common stock were sold at a price of $22.00 per share (including the overallotment option which was exercised by the underwriters and completed on February 21, 2013). Prior to the IPO, on January 11, 2013, each share of the Company’s Class L common stock converted into 35.1955 shares of common stock. The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the six months ended June 30, 2013 and 2012 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of stock options, using the treasury stock method. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 850 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 75 of Working Mother magazine’s 2012 “100 Best Companies for Working Mothers”. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For” and is one of the UK’s Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:

Elizabeth Boland

CFO – Bright Horizons

Eboland@brighthorizons.com

617-673-8125

Kevin Doherty

VP – Solebury Communications Group LLC

kdoherty@soleburyir.com

203-428-3233

Media:

Ilene Serpa

VP – Communications – Bright Horizons

iserpa@brighthorizons.com

617-673-8044

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Three Months Ended June 30,
	2013	%	2012	%

Revenue	$310,813	100.0%	$271,463	100.0%
Cost of services	235,388	75.7%	206,910	76.2%

Gross profit	75,425	24.3%	64,553	23.8%

Selling general & administrative expenses	32,426	10.4%	41,859	15.4%
Amortization	7,602	2.5%	6,633	2.5%

Income from operations	35,397	11.4%	16,061	5.9%

Interest expense, net	(8,924)	–2.9%	(20,499)	–7.6%

Income (loss) before tax	26,473	8.5%	(4,438)	–1.7%

Income tax provision (benefit)	1,966	0.6%	(2,524)	–0.9%

Net income (loss)	24,507	7.9%	(1,914)	–0.8%

Net (loss) income attributable to non-controlling interest	(72)	0.0%	53	0.0%

Net income (loss) attributable to Bright Horizons Family Solutions Inc.	$24,579	7.9%	$(1,967)	–0.8%

Accretion of Class L preference	—		19,589

Accretion of Class L preference for vested options	—		3,926

Net income (loss) available to common shareholders	$24,579		$(25,482)

Allocation of net income (loss) to common stockholders—basic and diluted:

Class L	$—		$19,589

Common stock	$24,579		$(25,482)
Earnings (loss) per share:
Class L—basic and diluted	$—		$14.76

Common stock:
Basic	$0.38		$(4.20)
Diluted	$0.37		$(4.20)
Weighted average number of common shares outstanding:

Class L—basic and diluted	—		1,327,115

Common stock:

Basic	64,732,730		6,062,664
Diluted	66,635,484		6,062,664

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Six Months Ended June 30,
	2013	%	2012	%

Revenue	$590,936	100.0%	$529,585	100.0%
Cost of services	449,721	76.1%	407,012	76.9%

Gross profit	141,215	23.9%	122,573	23.1%

Selling general & administrative expenses	76,031	12.9%	67,226	12.7%
Amortization	14,350	2.4%	13,182	2.5%

Income from operations	50,834	8.6%	42,165	7.9%

Loss on extinguishment of debt	(63,682)	–10.8%	—	0.0%
Interest expense, net	(22,192)	–3.7%	(40,370)	–7.6%

(Loss) income before tax	(35,040)	–5.9%	1,795	0.3%

Income tax (benefit) provision	(8,766)	–1.5%	119	0.0%

Net (loss) income	(26,274)	–4.4%	1,676	0.3%

Net (loss) income attributable to non-controlling interest	(110)	0.0%	134	0.0%

Net (loss) income attributable to Bright Horizons Family Solutions Inc.	$(26,164)	–4.4%	$1,542	0.3%

Accretion of Class L preference	—		38,102

Accretion of Class L preference for vested options	—		3,992

Net loss available to common shareholders	$(26,164)		$(40,552)

Allocation of net loss to common stockholders—basic and diluted:

Class L	—		$38,102
Common stock	$(26,164)		$(40,552)
Earnings (loss) per share:
Class L—basic and diluted	—		$28.75
Common stock:
Basic	$(0.43)		$(6.70)
Diluted	$(0.43)		$(6.70)

Weighted average number of common shares outstanding:
Class L—basic and diluted	—		1,325,297
Common stock—basic and diluted	60,265,132		6,054,360

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$62,999	$34,109
Accounts receivable, net	56,664	62,714
Other current assets	53,547	39,194

Total current assets	173,210	136,017

Fixed assets, net	366,802	340,376
Goodwill	1,047,049	997,344
Other intangibles, net	434,398	432,580
Other assets	11,292	9,791

Total assets	$2,032,751	$1,916,108

LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$7,900	$2,036
Accounts payable and accrued expenses	111,066	97,207
Deferred revenue and other current liabilities	126,379	102,650

Total current liabilities	245,345	201,893

Long-term debt	758,766	904,607
Deferred income taxes	151,820	148,880
Other long term liabilities	56,435	52,388

Total liabilities	1,212,366	1,307,768

Redeemable noncontrolling interest	7,894	8,126
Common stock, Class L, at accreted distribution value (1)	—	854,101
Total stockholders’ equity (deficit)	812,491	(253,887)

Total liabilities, noncontrolling interest and stockholders’ equity (deficit)	$2,032,751	$1,916,108

(1)	Prior to filing a registration statement with the Securities and Exchange Commission (“SEC”) related to our initial public offering, Class L common stock was classified within stockholders’ equity (deficit). In order to comply with SEC requirements as a public company, we reclassified Class L common stock outside of permanent equity for all periods presented. For further discussion on Class L common stock, see the consolidated financial statements and notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K.

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(26,274)	$1,676
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	35,856	32,617
Loss on extinguishment of debt	63,682	—
Interest paid in kind	2,143	11,497
Stock based compensation	8,305	15,799
Deferred income taxes	431	(13,310)
Other non-cash adjustments, net	513	898
Changes in assets and liabilities:
Accounts receivable	7,691	12,688
Prepaid expenses and other current assets	(18,256)	7,115
Accounts payable and accrued expenses	5,213	17,767
Other, net	19,122	3,696

Net cash provided by operating activities	98,426	90,443

Cash flows from investing activities
Purchases of fixed assets	(39,662)	(27,688)
Payments for acquisitions—net of cash acquired	(64,213)	(108,168)

Net cash used in investing activities	(103,875)	(135,856)

Cash Flows from financing activities
Borrowings of long-term debt	769,360	82,321
Principal payments of long-term debt	(3,950)	(5,048)
Extinguishment of long-term debt	(972,468)	—
Proceeds from initial public offering, including over-allotment, net	234,944	—
Proceeds from issuance of common stock upon exercise of options	4,668	2,115
Tax benefit from stock-based compensation	2,791	3,506
Purchase of treasury stock	—	(5,140)

Net cash provided by financing activities	35,345	77,754

Effect of exchange rate changes on cash	(1,006)	(25)

Net increase in cash and cash equivalents	28,890	32,316

Cash and cash equivalents, beginning of period	34,109	30,448

Cash and cash equivalents, end of period	$62,999	$62,764

Bright Horizons Family Solutions Inc.

SEGMENT INFORMATION

(Unaudited, in thousands)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three Months Ended June 30, 2013
Revenue	$269,910	$35,717	$5,186	$310,813
Amortization of intangibles	7,346	181	75	7,602
Income from operations	24,062	10,927	408	35,397
Adjusted income from operations (1)	24,974	10,927	408	36,309

Three Months Ended June 30, 2012
Revenue	$235,592	$31,635	$4,236	$271,463
Amortization of intangibles	6,377	181	75	6,633
Income (loss) from operations	10,731	6,402	(1,072)	16,061
Adjusted income from operations (1)	22,188	9,259	131	31,578

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in January 2013, the secondary offering in June 2013, the modification of stock options in May 2012 and transaction costs associated with the acquisition of a business in 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Six Months Ended June 30, 2013
Revenue	$512,160	$68,878	$9,898	$590,936
Amortization of intangibles	13,837	362	151	14,350
Income (loss) from operations	32,934	18,394	(494)	50,834
Adjusted income from operations (1)	45,180	20,247	286	65,713

Six Months Ended June 30, 2012
Revenue	$459,632	$61,747	$8,206	$529,585
Amortization of intangibles	12,669	362	151	13,182
Income (loss) from operations	27,907	15,209	(951)	42,165
Adjusted income from operations (1)	39,364	18,066	252	57,682

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in 2013, the secondary offering in 2013, the modification of stock options in 2012 and transaction costs associated with the acquisition of a business in 2013.

Bright Horizons Family Solutions Inc.

NON-GAAP RECONCILIATIONS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$24,507	$(1,914)	$(26,274)	$1,676
Interest expense, net	8,924	20,499	22,192	40,370
Income tax expense (benefit)	1,966	(2,524)	(8,766)	119
Depreciation	10,553	8,214	20,251	16,103
Amortization (a)	7,602	6,633	14,350	13,182

EBITDA	53,552	30,908	21,753	71,450
Additional Adjustments:
Straight line rent expense (b)	524	372	1,363	600
Stock compensation expense (c)	1,685	15,574	8,305	15,799
Sponsor management fee (d)	—	625	7,674	1,250
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	647	400	647	400
Expenses related to acquisitions (g)	265	—	1,764	—

Total adjustments	3,121	16,971	83,435	18,049

Adjusted EBITDA	$56,673	$47,879	$105,188	$89,499

Income from operations	$35,397	$16,061	$50,834	$42,165
Stock compensation for performance-based awards and effect of option modification, respectively (c)	—	15,117	4,968	15,117
Sponsor termination fee (d)	—	—	7,500	—
Stock offering costs (f)	647	400	647	400
Acquisition-related costs (g)	265	—	1,764	—

Adjusted income from operations	$36,309	$31,578	$65,713	$57,682

Net (loss) income	$24,507	$(1,914)	$(26,274)	$1,676
Income tax (benefit) expense	1,966	(2,524)	(8,766)	119

(Loss) income before tax	26,473	(4,438)	(35,040)	1,795
Stock compensation expense (c)	1,685	15,574	8,305	15,799
Sponsor management fee (d)	—	625	7,674	1,250
Amortization (a)	7,602	6,633	14,350	13,182
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	647	400	647	400
Acquisition-related costs (g)	265	—	1,764	—

Adjusted income before tax	36,672	18,794	61,382	32,426
Income tax expense (h)	(13,568)	(7,196)	(22,712)	(12,420)

Adjusted net income	$23,104	$11,598	$38,670	$20,006

(a)	Represents amortization of intangible assets, including $10.1 million for the six months ended June 30, 2012 and 2013 associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the lease life in accordance with Accounting Standards Codification (“ASC”) Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge.
(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.
(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.
(f)	Represents costs incurred in connection with secondary offering of common stock completed in June 2013 and costs incurred in connection with the initial public offering of common stock completed in January 2013, respectively.
(g)	Represents costs associated with the acquisition of businesses.
(h)	Represents income tax expense calculated on adjusted income before tax at the effective rate of 37.0% in 2013 and 38.3% in 2012.

Bright Horizons Family Solutions Inc.

DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE

(Unaudited, $ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Diluted earnings (loss) per pro forma common share:
Net income (loss)	$24,507	$(1,914)	$(26,274)	$1,676

Pro forma weighted average number of common shares—diluted:

Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	1,327,115	1,327,115	1,325,297
Adjustment to weight Class L shares over respective period	—	—	(1,253,387)	—

Weighted average number of Class L shares over period	—	1,327,115	73,728	1,325,297
Class L conversion factor	35.1955	35.1955	35.1955	35.1955

Weighted average number of converted Class L common shares	—	46,708,476	2,594,916	46,644,491
Weighted average number of common shares	64,732,730	6,062,664	60,265,132	6,054,360

Pro forma weighted average number of common shares—basic	64,732,730	52,771,140	62,860,048	52,698,851
Incremental dilutive shares (2)	1,902,754	—	—	84,121

Pro forma weighted average number of common shares—diluted	66,635,484	52,771,140	62,860,048	52,782,972

Diluted earnings (loss) per pro forma common share	$0.37	$(0.04)	$(0.42)	$0.03

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$23,104	$11,598	$38,670	$20,006

Pro forma weighted average number of common shares—basic	64,732,730	52,771,140	62,860,048	52,698,851
Incremental dilutive shares (2)	1,902,754	39,650	1,832,986	84,121

Pro forma weighted average number of common shares—diluted	66,635,484	52,810,790	64,693,034	52,782,972

Diluted adjusted earnings per pro forma common share	$0.35	$0.22	$0.60	$0.38

(1)	The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three and six months June 30, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three and six month periods. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.
(2)	Represents the dilutive effect of stock options using the treasury stock method. For purposes of the diluted loss per pro forma common share for the six months ended June 30, 2013 and three months ended June 30, 2012, there is no dilutive effect since there was a loss recorded during the period.